UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, including zip code)

(702) 835-6300

(Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on January 23, 2012, Spectrum Pharmaceuticals Cayman, L.P. (“Spectrum”), an affiliate of Spectrum Pharmaceuticals, Inc. (the “Company”), entered into a License and Asset Purchase Agreement (the “Agreement”) with Bayer Pharma AG (“Bayer”) to acquire licensing rights to market ZEVALIN® outside the United States.

On April 3, 2012, effective April 1, 2012, following satisfaction of the various closing conditions in the Agreement, Spectrum closed the transactions contemplated by the Agreement. As a result, Spectrum acquired rights to market and sell ZEVALIN outside the United States and also acquired access to existing inventory of ZEVALIN. Concurrently with the Closing, Spectrum and Bayer entered into certain ancillary agreements including but not limited to a transition services agreement to transition the business.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an Exhibit to the Company’s next periodic report. The Company may submit a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

April 3, 2012	By:	/s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting Chief Financial Officer